Exhibit 23.3
RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     I consent to the incorporation of my report dated December 12, 2005 with respect to the financial statements of Chartwell International, Inc. included in Post-Effective Amendment No. 3 to the Company’s Form SB-2.

RONALD R. CHADWICK, P.C.

Aurora, Colorado
January 11, 2007	/s/ RONALD R. CHADWICK, P.C.